As filed with the Securities and Exchange Commission on July 11, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CRIMSON EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3037840 (I.R.S. Employer Identification No.)
717 Texas Avenue, Suite 2900
Houston, Texas 77002
(713) 236-7400
(Address of principal executive offices, including zip code)

Amended and Restated 2005 Stock Incentive Plan
 (Full title of the plan)

E. Joseph Grady
Senior Vice President and Chief Financial Officer
717 Texas Avenue, Suite 2900
Houston, Texas 77002
(713) 236-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer                               Accelerated filer                                      Non-accelerated filer                                         Smaller Reporting Company    ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,000,000 shares (1)	$ 3.69	$ 7,380,000	$ 856.82

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) that become issuable under the Amended and Restated 2005 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices per share of Common Stock reported on the NASDAQ on July 1, 2011.

EXPLANATORY NOTE

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 2,000,000 additional shares of Common Stock of Crimson Exploration Inc. (the “Company” or the “Registrant”) that may be issued under the Amended and Restated 2005 Stock Incentive Plan, as amended from time to time (the “Plan”).  The contents of the Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2008 (File No. 333-151902) and on November 20, 2008 (File No. 333-155532) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.   Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)           The Company’s Annual Report on Form 10-K, filed with the Commission on March 18, 2011, for the fiscal year ended December 31, 2010.

(b)           The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 12, 2011 for the quarter ended March 31, 2010.

(c)           The Company’s Current Reports on Form 8-K, filed with the Commission on February 23, 2011 (Item 8.01), March 4, 2011 (Items 8.01 and 9.01), April 13, 2011 (Items 8.01 and 9.01), and May 19, 2011 (Item 5.07).

(d)           All other reports filed by the Company with the Commission since December 31, 2010, pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)           The description of our Common Stock contained in our Registration Statement on Form 8-A/A filed July 26, 2005, including any amendment or report filed for the purpose of updating such description

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 8.   Exhibits.

Number	Description
4.1
Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc. (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006).

4.3	Bylaws of Crimson Exploration Inc. (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.4	Form of Common Stock Certificate (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.5
Letter Agreement by and among GulfWest Energy Inc., a Texas corporation, GulfWest Oil & Gas Company and the investors listed on the signature page thereof, dated April 22, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 10, 2004)

4.6
Shareholders Rights Agreement between GulfWest Energy Inc. and OCM GW Holdings, LLC dated February 28, 2005 (incorporated by reference to Exhibit 99(e) of the Schedule 13D, Reg. No. 005-54301, filed on March 10, 2005)

4.7
Omnibus and Release Agreement among GulfWest Energy Inc., OCM GW Holdings, LLC and those signatories set forth on the signature page thereto, dated as of February 28, 2005 (incorporated by reference to Exhibit 99(f) of the Schedule 13D, Reg. No. 005-54301, filed on March 10, 2005)

4.8
Waiver, Consent and First Amendment to the Shareholders Rights Agreement, dated as of December 7, 2009, between Crimson Exploration Inc. and OCM GW Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 10, 2009)

4.9
Termination Agreement, dated as of December 7, 2009, between Crimson Exploration Inc. and OCM GW Holdings, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 10, 2009)

4.10
Registration Rights Agreement between Crimson Exploration Inc. and America Capital Energy corporation, dated as of December 22, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 28, 2010)

5.1	Opinion of Vinson & Elkins LLP as to the legality of the shares being registered.

23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP, filed herewith

23.3	Consent of Netherland, Sewell & Associates, Inc., filed herewith

24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of July, 2011.

CRIMSON EXPLORATION INC.

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below authorizes and appoints E. Joseph Grady as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Allan D. Keel Allan D. Keel	President, Chief Executive Officer and Director (principal executive officer)	July 8, 2011

/s/ E. Joseph Grady E. Joseph Grady	Senior Vice President and Chief Financial Officer (principal financial officer)	July 8, 2011

________________________________ B. James Ford	Director	July 8, 2011

/s/ Lon McCain Lon McCain	Director	July 8, 2011

/s/ Lee B. Backsen Lee B. Backsen	Director	July 8, 2011

________________________________ Adam C. Pierce	Director	July 8, 2011

/s/Cassidy J. Traub Cassidy J. Traub	Director	July 8, 2011

/s/ Ni Zhaoxing Ni Zhaoxing	Director	July 8, 2011

INDEX TO EXHIBITS

Number	Description
4.1
Certificate of Incorporation of Crimson Exploration Inc., including Certificates of Designation, Preferences and Rights of the Series D Preferred Stock, Series E Cumulative Convertible Preferred Stock, Series G Convertible Preferred Stock and Series H Convertible Preferred Stock of Crimson Exploration Inc. (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.2	Certificate of Amendment of Certificate of Incorporation of Crimson Exploration Inc. (incorporated by reference to the Appendix to our Definitive Information Statement filed August 18, 2006).

4.3	Bylaws of Crimson Exploration Inc. (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.4	Form of Common Stock Certificate (incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 5, 2005).

4.5
Letter Agreement by and among GulfWest Energy Inc., a Texas corporation, GulfWest Oil & Gas Company and the investors listed on the signature page thereof, dated April 22, 2004 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 10, 2004)

4.6
Shareholders Rights Agreement between GulfWest Energy Inc. and OCM GW Holdings, LLC dated February 28, 2005 (incorporated by reference to Exhibit 99(e) of the Schedule 13D, Reg. No. 005-54301, filed on March 10, 2005)

4.7
Omnibus and Release Agreement among GulfWest Energy Inc., OCM GW Holdings, LLC and those signatories set forth on the signature page thereto, dated as of February 28, 2005 (incorporated by reference to Exhibit 99(f) of the Schedule 13D, Reg. No. 005-54301, filed on March 10, 2005)

4.8
Waiver, Consent and First Amendment to the Shareholders Rights Agreement, dated as of December 7, 2009, between Crimson Exploration Inc. and OCM GW Holdings, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 10, 2009)

4.9
Termination Agreement, dated as of December 7, 2009, between Crimson Exploration Inc. and OCM GW Holdings, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 10, 2009)

4.10
Registration Rights Agreement between Crimson Exploration Inc. and America Capital Energy corporation, dated as of December 22, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 28, 2010)

5.1	Opinion of Vinson & Elkins LLP as to the legality of the shares being registered.

23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP, filed herewith

23.3	Consent of Netherland, Sewell & Associates, Inc., filed herewith

24.1	Power of Attorney (included on signature page of this Registration Statement)